Exhibit 10.1

BACKSTOP AND SUBSCRIPTION AGREEMENT

This BACKSTOP AND SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 25th day of June, 2018, by and between Hennessy Capital Acquisition Corp. III, a Delaware corporation (the “Issuer”), and Nomura Securities International, Inc., a corporation formed under the laws of the State of New York (“Subscriber”).

WHEREAS, the Issuer has entered into that certain Purchase Agreement, dated as of June 25, 2018 (as may be amended or supplemented from time to time, the “Purchase Agreement”), by and between the Issuer and JFL-NRC-SES Partners, LLC, a Delaware limited liability company (“NRC Seller”), pursuant to which NRC will sell to the Issuer, and the Issuer will acquire from NRC Seller, all of the issued and outstanding membership interests of NRC Group Holdings, LLC, a Delaware limited liability company (“NRC”), on the terms and subject to the conditions set forth therein (the “Acquisition,” and the consummation of the Acquisition in accordance with the Purchase Agreement, the “Acquisition Closing”);

WHEREAS, in connection with, and subject to completion of, the closing of the Acquisition, Subscriber desires to subscribe for, and purchase from, the Issuer shares of the Issuer’s 7.00 % Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share, having terms substantially consistent with those set forth in the form of certificate of designations attached as Exhibit A hereto (the “Certificate of Designations” and, such shares, the “Preferred Shares”), for a cash purchase price of $100.00 per Preferred Share, and the Issuer desires to issue and sell to Subscriber that number of Preferred Shares as set forth in Section 1 hereof in consideration of payment of the cash purchase price therefor by or on behalf of Subscriber to the Issuer on or prior to the Closing (as defined below); and

WHEREAS, in connection with, and subject to completion of, the Acquisition, Subscriber also desires to acquire, at any one time or from time to time, commencing on the date hereof and through the Purchase Deadline (as defined below) and the Acquisition Closing (if required pursuant to Section 2(a)(iv) below), shares of the Issuer’s common stock, par value $0.0001 per share (the “Common Shares”), for aggregate cash consideration of up to $25.0 million (the “Backstop Commitment”), in consideration of the payment of the cash fees by or on behalf of the Issuer to Subscriber as set forth in Section 2(b) hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.       Preferred Share Subscription.

(a)       Subject to the terms and conditions hereof and the substantially concurrent Acquisition Closing, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon payment of the aggregate cash purchase price of $75.0 million, 750,000 Preferred Shares (such subscription and issuance, the “Base Subscription”). In addition, to the extent the Issuer is unable to enter into one or more backstop and/or subscription agreements with other “accredited investor(s)” (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) with respect to the purchase, prior to or concurrent with the Acquisition Closing, of $25.0 million of additional Preferred Shares and/or $25.0 million of Common Shares in the aggregate, the Issuer may deliver a written notice to Subscriber, not less than two (2) business days prior to the scheduled Acquisition Closing date, setting forth the number of additional Preferred Shares (not to exceed 250,000 Preferred Shares in the aggregate) (the “Additional Preferred Shares”) to be issued and sold by the Issuer to Subscriber for a cash purchase price of $100.00 per Preferred Share, and Subscriber hereby agrees to so subscribe for and purchase such number of Additional Preferred Shares in such circumstances. The subscription for, and issuance of, any Additional Preferred Shares pursuant to the immediately preceding sentence (such subscription and issuance (if any), together with the Base Subscription, the “Preferred Subscription”) shall be consummated concurrently with the Closing of the Base Subscription. Notwithstanding the foregoing, and for the avoidance of doubt, if the Purchase Agreement is terminated in accordance with its terms prior to the Acquisition Closing, then Subscriber’s obligations to proceed with the Preferred Subscription under this Section 1(a) shall immediately terminate and be extinguished.

(b)       Notwithstanding anything herein to the contrary, (i) Subscriber shall use its reasonable best efforts to exercise its right to the Preferred Subscription by having one or more U.S. citizens (within the meaning of the Jones Act (as defined below)) (the “Direct Purchasers”), prior to the Closing, enter into subscription agreements acceptable to the Issuer (with substantially similar closing conditions and representations and warranties as those contained in this Subscription Agreement) with the Issuer for the direct purchase from the Issuer of the Preferred Shares (the “Direct Subscription Agreements”) (such that Subscriber does not take title to such Preferred Shares) for the Issuer at all times (including from and after the Closing) to the extent necessary to satisfy the U.S. citizenship requirements set forth in the Jones Act, and otherwise to the extent necessary to comply with the Issuer’s amended and restated certificate of incorporation (including the Certificate of Designations) and bylaws in effect as of the Acquisition Closing, and (ii) if prior to the Closing an insufficient amount of Direct Subscription Agreements of the Preferred Subscription as required by the immediately preceding clause (i) have been executed, then in lieu of purchasing the Preferred Shares pursuant to the portion of the Preferred Subscription retained by the Subscriber, the Subscriber shall acquire such alternative securities or other contractual obligations of the Issuer as the Issuer shall structure such that the Issuer at all times (including from and after the Closing) to the extent required satisfies the U.S. citizenship requirements set forth in the Jones Act, provided that such alternative securities or other contractual obligations have substantially similar economic terms as the Preferred Shares, including economic terms based on a theoretical conversion into (or exercise for) Preferred Shares or Common Shares. For the avoidance of doubt, any subsequent purchaser or transferee who acquires such alternative securities or other contractual obligations of the Issuer from the Subscriber (as described in clause (ii) of the immediately preceding sentence), including from and after the Closing, shall be entitled to convert (or exercise for) such alternative securities into Preferred Shares or Common Shares, to the extent such conversion or exercise will permit the Issuer at all times (including from and after the Closing) to satisfy the U.S. citizenship requirements set forth in the Jones Act and complies with the Issuer’s amended and restated certificate of incorporation (including the Certificate of Designations) and bylaws in effect as of the Acquisition Closing. Neither Subscriber’s payment obligations under this Subscription Agreement nor the aggregate amount of the Preferred Subscription shall at any time be reduced or otherwise affected as a result of its purchase of any such alternative securities or contractual obligations in lieu of the Preferred Shares contemplated by the immediately preceding clause (ii), and no Direct Subscription Agreements shall relieve Subscriber of an obligation to effect such Preferred Subscription pursuant to the terms of this Subscription Agreement in the event any such Direct Purchaser fails to so subscribe for and purchase Preferred Shares pursuant to the terms of any Direct Subscription Agreement as contemplated by the immediately preceding clause (i). “Jones Act” means, collectively, the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501 and 46 U.S.C. Chapters 121 and 551 and any successor statutes thereto, together with the rules and regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration enforcing, administering and interpreting such laws, statutes, rules and regulations, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels in the carriage or transport of merchandise and/or other materials and/or passengers in the coastwise trade of the United States of America within the meaning of 46 U.S.C. Chapter 551 and any successor statutes thereto, as amended or supplemented from time to time.

2.       Common Share Backstop and Subscription; Commitment Fees.

(a) (i)        Subscriber covenants and agrees that until the earlier of the (A) closing date of the Acquisition or (B) Termination Date (as defined in the Purchase Agreement), it shall not, and shall ensure that each of its Affiliates does not, Transfer any Common Shares. For purposes hereof, “Affiliate” shall mean affiliate as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, any entity for which Subscriber directly or indirectly serves as investment adviser or manager; and “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including, without limitation, through redemption election or any derivative transactions.

      (ii)       Subscriber covenants and agrees that it shall, and shall cause each of its Affiliates to, (A) vote its Common Shares that it owns as of the record date for the Special Meeting (as defined below) in favor of the Acquisition and the other proposals of the Issuer set forth in its proxy statement (the “Proxy Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with a special meeting of Issuer stockholders (the “Special Meeting”) to be held to approve, among other things, the Acquisition, and (B) not exercise its redemption rights with respect to any Common Shares in connection with the Special Meeting.

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(iii)       Commencing on the date hereof and through the close of business on the third Trading Day (as defined below) prior to the Special Meeting (the “Purchase Deadline”), Subscriber shall (provided it is lawful to do so and to the extent requested by the Issuer) use reasonable best efforts to purchase Common Shares, at any one time or from time to time and in such amount or amounts as directed by the Issuer, for an aggregate purchase price up to (but not exceeding) the Backstop Commitment. All such purchases under this Section 2(a)(iii) shall be made by Subscriber via one or more open market purchases or in one or more privately negotiated transactions with one or more third parties, including through forward contracts, provided that: (a) any such privately negotiated transactions settle no later than, and are conditioned upon, the substantially concurrent Acquisition Closing, and (b) Subscriber shall not be required to purchase any Common Shares at a price in excess of $10.25 per share. On the date immediately following the Purchase Deadline, and at such other times as may be requested by the Issuer, Subscriber shall (x) notify the Issuer in writing of the number of Common Shares so purchased pursuant to this Section 2(a)(iii) (the “Market Shares”) and the aggregate purchase price paid therefor by Subscriber and (y) in the case of any Market Shares acquired in privately negotiated transactions with one or more third parties, provide the Issuer with all documentation reasonably requested by the Issuer and its advisors (including without limitation, its legal counsel) and its transfer agent and proxy solicitor to confirm that: (A) Subscriber purchased, or has contracted to purchase, such Market Shares, and (B) the seller of such Market Shares has provided to Subscriber a representation that (I) the seller voted such Market Shares in favor of the Acquisition and the other proposals of the Issuer set forth in the Proxy Statement and (II) the seller of such Market Shares did not exercise its redemption rights with respect to such Market Shares in connection with the Special Meeting. Notwithstanding the foregoing, and for the avoidance of doubt, if the Purchase Agreement is terminated in accordance with its terms prior to the Acquisition Closing, then Subscriber’s obligations to purchase Common Shares under this Section 2(a)(iii) shall immediately terminate and be extinguished. For purposes hereof, “Trading Day” shall mean a day during which trading in the Common Shares generally occurs on the NYSE American or, if the Common Shares are not then listed on the NYSE American, on the principal other national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not listed on a national or regional securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading.

(iv)        In the event Subscriber has not acquired a sufficient number of Market Shares pursuant to Section 2(a)(iii) hereof to satisfy in full its Backstop Commitment, Subscriber hereby irrevocably subscribes for and agrees, subject to the substantially concurrent Acquisition Closing and the other terms and conditions set forth herein, and to the extent requested by the Issuer, to purchase from the Issuer that number of Common Shares equivalent to its Private Placement Remainder (as defined below) (or such lesser number of Common Shares as the Issuer may direct) at a purchase price of $10.25 per share, and the Issuer agrees to sell such Common Shares to Subscriber at such price per share, subject to the Issuer’s right to sell to Subscriber such lesser number of Common Shares as the Issuer may deem necessary or desirable (the Common Shares to be sold being referred to hereafter as the “Private Placement Shares” and, together with the total number of Preferred Shares (or alternative securities of the Issuer with substantially similar economic terms, if required under Section 1(b)) being sold pursuant to Section 1 hereof, the “Acquired Shares”). For the avoidance of doubt, if the Purchase Agreement is terminated in accordance with its terms prior to the Acquisition Closing, then Subscriber’s obligations to purchase Common Shares under this Section 2(a)(iv) shall immediately terminate and be extinguished. The subscription for, and issuance of, any Private Placement Shares pursuant to this Section 2(a)(iv) (such subscription and issuance (if any), together with the Preferred Subscription, the “Subscriptions”) shall be consummated concurrently with the Closing of the Preferred Subscription. For purposes hereof, Subscriber’s “Private Placement Remainder” shall mean that number of Common Shares that is equal to (A) the Backstop Commitment, divided by $10.25, less (B) the number of Market Shares (if any) acquired or to be acquired pursuant to Section 2(a)(iii) hereof. For the avoidance of doubt, in the event that no Market Shares are acquired by Subscriber pursuant to Section 2(a)(iii), Subscriber’s obligations under this Section 2(a)(iv) shall nevertheless continue to apply.

(b)       In consideration for Subscriber’s obligations described in Sections 1 and 2(a) hereof, Subscriber shall be paid, in immediately available funds, a commitment fee of $2.5 million in cash (the “Commitment Fee”), promptly following the execution of this Subscription Agreement. Subscriber and the Issuer acknowledge that the Commitment Fee is being paid by and on behalf of the Issuer by JFL or one of its Affiliates and that in the event that pursuant to the terms of Section 9 hereof, the Commitment Fee less Carrying Costs (as defined below) is required to be paid pursuant to Section 9 hereof, such payment shall be made to JFL and not the Issuer. In addition, to the extent Subscriber acquires Market Shares and/or Private Placement Shares hereunder on or prior to the Acquisition Closing, Issuer shall pay Subscriber, in immediately available funds, an additional cash fee of five percent (5%) of the aggregate consideration paid by Subscriber to acquire Market Shares and/or Private Placement Shares on or prior to the Closing Date (as defined below) (not to exceed five percent (5%) of the total Backstop Commitment).

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3.       Closing.

(a)       The closing of the Subscriptions contemplated hereby (the “Closing”) is contingent upon the substantially concurrent Acquisition Closing and shall occur immediately prior thereto. Not less than two (2) business days prior to the scheduled Acquisition Closing date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of the date of Closing hereunder (the “Closing Date”). On the Closing Date, (i) the Issuer shall deliver to Subscriber the Acquired Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) prior to the Acquisition Closing, Subscriber shall deliver to the Issuer the aggregate cash purchase price payable pursuant to Section 1 (in respect of the total number of Preferred Shares (or alternative securities of the Issuer with substantially similar economic terms, if required under Section 1(b)) being acquired thereunder) and Section 2(a)(iv) (in respect of the total number of Private Placement Shares, if any, being acquired thereunder) by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice. In the event the Acquisition Closing does not occur within one (1) business day of the Closing, the Issuer shall promptly (but not later than two (2) business days thereafter) return to Subscriber the aggregate cash purchase price deposited with the Issuer, and any book-entries or share certificates shall be deemed cancelled and any share certificates shall be promptly (but not later than two (2) business days thereafter) returned to the Issuer.

(b)       The Closing shall be subject to the conditions that, on the Closing Date:

(i)       no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)       all representations and warranties of the Issuer and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Issuer and Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date (except, in each case, to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date);

(iii)       the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iv)       no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition;

(v)       the Purchase Agreement shall not have been amended in a manner materially adverse to the Preferred Shares or Common Shares; and

(vi)       all conditions precedent to the Acquisition Closing, including the approval of the Issuer’s stockholders, shall have been satisfied (other than those conditions that may only be satisfied at the Acquisition Closing), but subject to satisfaction of such conditions as of the Acquisition Closing.

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(c)       At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscriptions as contemplated by this Subscription Agreement.

4.       Issuer Representations and Warranties. For purposes of this Section 4, the term “Issuer” shall refer to the Issuer as of the date hereof and, for purposes of only representations contained in paragraphs (h), (i), (k), (n), (p),and (r) of this Section 4 and to the extent such representations and warranties are made as of the Closing Date, the combined company after giving effect to the Acquisition. The Issuer represents and warrants that:

(a)       The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, the Registration Rights Agreement (as defined below) and the Purchase Agreement.

(b)       The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and duly registered, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation and bylaws or under the laws of the State of Delaware.

(c)       The maximum number of Common Shares issuable upon conversion of the Preferred Shares pursuant to the Subscriber’s Preferred Subscription have been duly authorized and reserved and, when such Common Shares are issued upon conversion of such Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation and bylaws or under the laws of the State of Delaware.

(d)       This Subscription Agreement and the Purchase Agreement have been duly authorized, executed and delivered by the Issuer, and each constitutes a legal valid and binding obligation of the Issuer , enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(e)       The Registration Rights Agreement will constitute upon execution and delivery by the Issuer a legal valid and binding obligation of the Issuer enforceable against it in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(f)       The execution, delivery and performance of this Subscription Agreement, the Registration Rights Agreement and the Purchase Agreement (including compliance by the Issuer with all of the provisions hereof and thereof), the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated herein and in the Registration Rights Agreement and Purchase Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) on the Issuer and NRC or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement, the Registration Rights Agreement or the Purchase Agreement; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with this Subscription Agreement, the Registration Rights Agreement or the Purchase Agreement.

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(g)       There are no securities or instruments issued by or to which the Issuer is a party as of the date hereof containing anti-dilution or similar provisions that will be triggered by the issuance of the Acquired Shares that have not been or will not be validly waived on or prior to the Closing Date.

(h)       The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Purchase Agreement).

(i)       The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), the Registration Rights Agreement or the Purchase Agreement, other than (i) filings with the SEC, including the Proxy Statement, the Registration Statement (as defined below) and any Current Reports on Form 8-K relating to the Acquisition, (ii) filings required by applicable state securities laws, (iii) the filing required in accordance with Section 11(p) of this Subscription Agreement; (iv) those required by the New York Stock Exchange with respect to the NYSE American (f/k/a NYSE MKT) market (the “NYSE”), including with respect to obtaining Issuer stockholder approval, (v) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and (vi) those the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(j)       The authorized capital stock of the Issuer consists of (i) 1,000,000 undesignated Preferred Shares and (ii) 200,000,000 Common Shares. As of the date hereof: (i) no Preferred Shares are issued and outstanding, (ii) 32,081,250 Common Shares are issued and outstanding and (iii) 19,248,750 redeemable public purchase warrants and 9,600,000 private placement warrants are outstanding. As of the Closing Date, and subject to approval by the Issuer’s stockholders, the authorized capital stock of the Issuer will consist of (i) 5,000,000 Preferred Shares, at least 1,300,000 of which will be designated as 7.00% Series A Convertible Cumulative Preferred Stock, and (ii) 200,000,000 Common Shares.

(k)       The Issuer has not received any written communication since March 31, 2018 from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect (as defined in the Purchase Agreement).

(l)       The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE American under the symbol “HCAC.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the NYSE or the SEC with respect to any intention by such entity to deregister the Common Shares or prohibit or terminate the listing of the Common Shares on the NYSE American. The Issuer has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act.

(m)       The NYSE American will have approved the issuance of the Preferred Shares prior to the Closing Date.

(n)       Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber.

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(o)       Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

(p)       As of the date hereof, the Issuer has not entered into any side letter or similar agreement with any other investor in connection with such other investor’s direct or indirect investment in the Issuer other than (x) the Purchase Agreement and (y) that certain Subscription Agreement, dated as of the date hereof, with J.F. Lehman & Company, LLC.

(q)       The Issuer has made available to Subscriber (including via the SEC’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the SEC since its initial registration of the Common Shares (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the SEC since its inception. There are no material outstanding or unresolved comments in comment letters from the SEC Staff with respect to any of the SEC Documents.

(r)       Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Purchase Agreement), there is no (i)  action, lawsuit, claim, suit, arbitration, hearing, examination or judicial or legal proceeding or investigation, whether civil, criminal or administrative, at law or in equity, or by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(s)       Except for placement agent fees payable to Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Stifel, Nicolaus & Company, Incorporated (“Stifel,” and together with Credit Suisse, in their respective capacities as placement agents with respect to the issuance and sale of the Acquired Shares, the “Placement Agents”) at the Closing, the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Issuer.

(t)       The Proxy Statement, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(u)       As of the date hereof, all representations and warranties of NRC and NRC Seller that are contained in the Purchase Agreement are true and correct in all material respects, to the knowledge of the Issuer after due inquiry.

5.       Subscriber Representations and Warranties. Subscriber represents and warrants that:

(a)       Subscriber is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)       This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

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(c)       The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber and any of its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

(d)       Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act (“Rule 144A”)) (a “QIB”) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the Acquired Shares (including the Underlying Common Shares (as defined in Section 6(a) below)) only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii)  shall provide the requested information on Schedule A hereto following the signature page hereto.

(e)       Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met, (iv) pursuant to Rule 144A promulgated under the Securities Act or (v) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares. To the extent Subscriber resells the Acquired Shares pursuant to Rule 144A under the Securities Act, Subscriber understands and agrees that (1) it will only offer and sell the Acquired Shares to persons reasonably believed to be QIBs and (2) it will not offer or sell the Acquired Shares by any manner involving a public offering in the United States within the meaning of Section 4(a)(2) of the Securities Act.

(f)       Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly included in this Subscription Agreement.

(g)       Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law. Subscriber represents that it is not an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement, subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code.

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(h)       In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer, NRC and the Acquisition. Subscriber has had the opportunity to retain, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Acquired Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(i)       Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer (or Credit Suisse or Stifel on behalf of the Issuer), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j)       Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(k)       Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(l)       Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, the “OFAC Lists”); (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

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(m)       Subscriber has, and at the Closing will have, sufficient funds to pay the aggregate cash purchase price payable pursuant to Section 3(a).

(n)       As of the date hereof, Subscriber does not own, directly or indirectly, any Common Shares.

(o)       Subscriber (i) acknowledges that Stifel is engaged by both the Issuer and an affiliate of NRC Seller in connection with the Acquisition, (x) serving as an underwriter in the Issuer’s June 2017 initial public offering and providing related capital markets, investment banking and financial advisory services to the Issuer, including acting as co-placement agent with respect to the issuance and sale of Acquired Shares pursuant to this Subscription Agreement, for which Stifel will receive customary compensation (including placement agent fees and a deferred IPO underwriting discount) payable at the Acquisition Closing, and (y) serving as financial advisor to J.F. Lehman & Company (“JFL”), an affiliate of NRC Seller, in connection with the Acquisition, for which Stifel will be entitled to receive customary compensation; and (ii) waives any conflict of interest with respect to Stifel serving in these roles on behalf of both the Issuer and JFL, an affiliate of NRC Seller.

6.       Registration Rights.

(a)       At the Closing, the Issuer and Subscriber shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Issuer will agree to (i) as soon as reasonably practicable within sixty (60) days after the Closing Date, but in no event later than ninety (90) days following the Closing Date, file a shelf registration statement to register the resale of the Acquired Shares (including the Common Shares into which the Preferred Shares may be converted (the “Underlying Common Shares”)) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, (ii) use its reasonable best efforts to cause such registration statement (the “Registration Statement”) to become effective as promptly thereafter as practicable, but in any event not later than one hundred eighty (180) days after the Closing Date if the Issuer receives comments to the Registration Statement from the staff of the SEC (“SEC Comments”) or one hundred twenty (120) days after the Closing Date if the Issuer does not receive SEC Comments and (iii) provide Subscriber and certain other investors in the Issuer’s equity securities with customary piggyback registration rights. The Registration Rights Agreement shall include such additional terms and conditions as are customary and reasonably satisfactory to the Issuer and Subscriber.

(b)       None of the Acquired Shares (including the Underlying Common Shares) may be directly or indirectly transferred, disposed of or otherwise monetized in any manner whatsoever, except pursuant to a registration statement or in a transaction that is exempt from the registration requirements of the Securities Act and applicable state securities laws.

7.       Cooperation with respect to the Offering and Jones Act.

The Issuer shall use reasonable best efforts to cooperate with Nomura with respect to any reasonable requests for assistance and customary documentation requested by the Subscriber in connection with any resale or private offering exempt from registration of the Acquired Securities (the “Offering”) by the Subscriber. Without limiting the generality of the foregoing, such cooperation and assistance shall include, but shall not be limited to, the following:

(a)        The Issuer shall (i) furnish or cause to be furnished to the Subscriber such customary and non-privileged information as the Subscriber may reasonably request about the Issuer, NRC and NRC Seller, including a description of the Issuer’s management, business, operations and financial condition, financial statements, pro forma financial statements and other financial data of the type and form customarily included in offering memoranda customarily used in Rule 144A offerings for inclusion in the Offering Memorandum and/or Offering Materials, (ii) ensure that such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (iii) promptly advise the Subscriber if it becomes aware that any such information previously provided has become materially inaccurate or omits to state a material fact necessary to make the information not misleading.

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(b)       The Issuer shall assist Nomura in the preparation and review of any offering memorandum (the “Offering Memorandum”) and any other offering or marketing materials (“Offering Materials”) in connection with the Offering, containing the information described in item (a) above, including promptly furnishing any diligence materials reasonably requested by Subscriber in connection with such transaction.

(c)       The Issuer shall use commercially reasonable efforts to make senior management of the Issuer, NRC and NRC Seller, available at reasonable times and upon reasonable advance notice by the Subscriber in connection with the preparation of the Offering Materials or in connection with one or more calls with prospective purchasers of the Acquired Securities.

(d)       The Issuer shall deliver or shall cause to be delivered to Subscriber and its counsel, on or prior to the Acquisition Closing, such closing certificates and customary opinion of counsel (which, for the sake of clarity, would exclude any negative assurances), in each case to the extent reasonably requested by Subscriber, in form and substance reasonably satisfactory to Subscriber and of the type and form customarily prepared and delivered in a Rule 144A offering for securities substantially similar to the Acquired Shares;

(e)       Each of the Issuer and Subscriber shall cooperate with the other in connection with the monitoring of and analysis of compliance by the Issuer and by the Direct Purchasers with the U.S. citizenship requirements set forth in the Jones Act and provide such other assistance and cooperation as the other may reasonably request to ensure continued compliance by the Issuer and by the Direct Purchasers with the U.S. citizenship requirements set forth in the Jones Act.

The fees and expenses to be incurred by the Issuer in connection with this Section 7 shall be borne solely by the Issuer. The provisions of this Section 7 shall at all times be effective and will survive the termination of this Subscription Agreement.

8.       Indemnification of Subscriber.

The Issuer shall indemnify and hold harmless the Subscriber, its affiliates, the directors, officers, employees and agents of the Subscriber and each person, if any, who controls Subscriber within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any claim, suit, action, proceeding, investigation or inquiry (collectively, a “Proceeding”) between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in, or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which such statements were made, not misleading, the Offering Memorandum (to the extent such statement was derived from the Proxy Statement or SEC Documents); provided, however, that the Issuer shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information provided by Subscriber.

In addition, in the event that the Subscriber becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in this Subscription Agreement or arising out of the matters contemplated by this Subscription Agreement, the Issuer will reimburse the Subscriber for its reasonably incurred and documented legal and other expenses (including the reasonably incurred and documented costs of any investigation and preparation) as such expenses are incurred by the Subscriber and promptly following request to the Issuer for reimbursement therefor in connection therewith.

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If indemnification under this Section 8 is unavailable or insufficient for any reason, the Issuer agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received by the Issuer , on the one hand, and the Subscriber, on the other hand, in connection with the matters contemplated by this Subscription Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Issuer agrees that for the purposes of this paragraph the relative benefits received by the Issuer, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by this Subscription Agreement shall be deemed to be in the same proportion that the total value received by the Issuer as a result of or in connection with the matters (whether or not consummated) bears to the total consideration received by Nomura under the Subscription Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Issuer or other conduct by the Issuer (or its employees or other agents), on the one hand, or by the Subscriber, on the other hand.

The indemnity and contribution rights hereunder shall be in addition to any rights that any indemnified party may have at common law or otherwise.

9.       Termination.

Except for the provisions of Sections 7 through 11, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Purchase Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (d) the Termination Date (as defined in the Purchase Agreement); provided, that nothing herein shall relieve any party from liability for any willful breach hereof prior to the time of termination, and each party shall be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach; provided, further, that upon any termination of this Subscription Agreement pursuant to this Section 9 arising out of or relating to the failure of Subscriber to perform its obligations under this Subscription Agreement, then in addition to and without limiting any such rights or remedies of the Issuer or JFL under this Subscription Agreement, Subscriber shall promptly repay the Commitment Fee less Carrying Costs in cash in immediately available funds to JFL. The Issuer shall promptly notify Subscriber of the termination of the Purchase Agreement promptly after the termination thereof. For purposes of this Subscription Agreement, “Carrying Costs” means Subscriber’s documented out-of-pocket costs of carrying its investment obligations under this Subscription Agreement, which costs are its unsecured funding costs for investment banking and global markets activities and are used generally and not specific to the investments contemplated hereunder. The Carrying Costs will be determined in a manner consistent with the practices described and specified by Subscriber to the Issuer and JFL in a written document or correspondence that specifically references this Section 9 and is delivered by Subscriber to the Issuer and JFL on the date hereof.

Notwithstanding anything herein to the contrary, the Subscriber may terminate this Subscription Agreement at any time at or prior to the Acquisition Closing, by notice to the Issuer if since the time of execution of this Subscription Agreement, there shall have occurred and be continuing at the time of Closing: (A) a long-term suspension or material limitation in trading in securities generally on the NYSE, the NYSE American or Nasdaq; or (B) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; provided, that prior to or concurrently with any termination by Subscriber pursuant to clause (A) or (B) above, Subscriber shall have repaid the Commitment Fee less Carrying Costs in cash in immediately available funds to JFL.

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10.       Waiver of Claims Against Trust. Reference is made to the final prospectus of the Issuer, filed with the SEC (File No. 333-218341) (the “Prospectus”), and dated as of June 22, 2017. The Subscriber hereby represents and warrants that it understands that the Issuer has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (“IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Issuer’s public stockholders (including overallotment shares acquired by the Issuer’s underwriters, the “Public Stockholders”), and has read the provisions of the Prospectus relating thereto, and that, except as otherwise described in the Prospectus, the Issuer may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Common Shares in connection with the consummation of the Issuer’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of the deadline to consummate a Business Combination, (b) to the Public Stockholders if the Issuer fails to consummate a Business Combination within eighteen (18) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any taxes or (d) to the Issuer after or concurrently with the consummation of a Business Combination. For and in consideration of the Issuer’s entering into discussions with Subscriber regarding the Acquired Shares, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Subscriber hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against, the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to any proposed or actual business relationship between Subscriber and the Issuer, this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Subscriber on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Subscriber or its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Issuer (including this Subscription Agreement) or its representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with the Issuer or its affiliates). The Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Issuer and its affiliates to induce the Issuer to enter into this Subscription Agreement, and the Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law. To the extent the Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Issuer or its representatives, which proceeding seeks, in whole or in part, monetary relief against the Issuer or its representatives, the Subscriber hereby acknowledges and agrees that the Subscriber’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Subscriber or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Issuer or its representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Issuer and its representatives, as applicable, shall be entitled to recover from the Subscriber and its affiliates the associated legal fees and costs in connection with any such action, in the event the Issuer or its representatives, as applicable, prevails in such action or proceeding. This Section 10 will survive any termination or expiration of this Subscription Agreement and will continue with respect to claims against funds contained in the Trust Account (other than those set aside or otherwise attributable to distributions made to Public Stockholders) until such time as immediately after a Business Combination has been consummated; provided that with respect to claims involving distributions made to Public Stockholders and for transaction expenses paid (including deferred IPO underwriting discount and expenses payable to the Issuer’s underwriters in connection with the IPO), this Section 10 will survive indefinitely.

11.       Miscellaneous.

(a)       Each of the Issuer and Subscriber acknowledges that it and others will rely on the acknowledgments, understandings, agreements, representations and warranties made by the other party and contained in this Subscription Agreement. Prior to the Closing, each party agrees to promptly notify the other party if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

(b)       Each of the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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(c)       Each of the Issuer and Subscriber acknowledges and agrees that the Placement Agents shall be entitled to rely on their respective representations and warranties contained in Section 4 and Section 5, respectively, of this Subscription Agreement as if such representations and warranties were being made to the Placement Agents. Subscriber acknowledges that it is not relying on the Placement Agents or their respective affiliates with respect to (i) the legal, tax, economic and related considerations of an investment in the Acquired Shares, (ii) the accuracy or completeness of any documents or materials provided by the Issuer to Subscriber, or (iii) Subscriber’s decision to subscribe for and purchase the Acquired Shares.

(d)       Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned except to an affiliate of the Subscriber (provided that Subscriber has provided written notice to the Issuer of such assignment and such affiliate has agreed in writing to be bound by the terms and provisions of this Subscription Agreement). Neither this Subscription Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned.

(e)       All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f)       The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(g)       This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. The parties hereto acknowledge and agree that JFL is a third party beneficiary with respect to Sections 2(b) and 9 of this Subscription Agreement, and JFL may enforce such provisions of this Subscription Agreement to the same extent as if it were a party hereto, and in no event will the terms of such provisions be modified, waived or terminated in any manner adverse to JFL or any of its affiliates without the prior written consent of JFL.

(h)       This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(i)       Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j)       If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k)       This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(l)       Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

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(m)       Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address or addresses set forth on the page following the signature page hereto;

with a copy to:

Mayer Brown LLP
1221Avenue of the Americas
New York, New York 10020
Attention: Anna T. Pinedo, Esq.
Email:apinedo@mayerbrown.com

(ii)	if to the Issuer (prior to the Acquisition Closing), to:

Hennessy Capital Acquisition Corp. III
3485 N. Pines Way, Suite 10
Wilson, Wyoming 83104
Attention: Daniel J. Hennessy, Chairman and Chief Executive Officer
Email: dhennessy@hennessycapllc.com

with a copy to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Jeffrey N. Smith, Esq. and Michael P. Heinz, Esq.
Email: jnsmith@sidley.com and mheinz@sidley.com

(iii)	if to the Issuer (following the Acquisition Closing), to:

NRC Group Holdings Corp.

3500 Sunrise Highway, Suite 200, Building 200
Great River, New York 11739

Attention: Christian Swinbank, Chief Executive Officer
Email: cswinbank@sprintenergy.com

with a copy to:

Jones Day

2727 North Harwood Street

Dallas, Texas 75201
Attention: Alain Dermarkar, Esq.
Email: adermarkar@jonesday.com

(n)       This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

15

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE NEW YORK STATE COURTS AND THE U.S. FEDERAL COURTS SITTING IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, BOROUGH OF MANHATTAN IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR U.S. FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11(m) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

(o)       Subscriber hereby acknowledges that the Issuer and its counsel represent the interests of the Issuer and not those of Subscriber in any agreement (including this Subscription Agreement) to which the Issuer is a party.

(p)       The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day following the date of this Subscription Agreement, issue one or more press releases or file or furnish with the SEC a Current Report on Form 8-K (such press release or Current Report on Form 8-K, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and the Acquisition. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Subscriber (not to be unreasonably withheld, conditioned or delayed), except (i) as required by the federal securities laws in connection with the Proxy Statement and/or the Registration Statement, (ii) the filing of this Subscription Agreement with the SEC and in the related Current Report on Form 8-K, and (iii) to the extent such disclosure is required by law, at the request of the Staff of the SEC or regulatory agency or under the regulations of the NYSE, in which case the Issuer shall provide Subscriber with prior written notice (to the extent lawful and reasonably practicable) of such disclosure permitted under this subclause (iii).

[Signature pages follow.]

16

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Backstop and Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

ISSUER:

HENNESSY CAPITAL ACQUISITION CORP. III

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Chairman of the Board and Chief Executive Office
Date:	June 25, 2018

SUBSCRIBER:

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Mark Connelly
Name:	Mark Connelly
Title:	Managing Director - Head Equity Capital Markets
Date:	June 25, 2018

Signature Page to

Subscription Agreement

Name of Subscriber:

(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN: ____________

Business Address-Street:

City, State, Zip:

Attn:

Telephone No.: _________________________

Facsimile No.: __________________________

You must pay the aggregate purchase price payable pursuant to Section 3(a) by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Signature Page to

Subscription Agreement

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a) (5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii).

Schedule A-2

Exhibit A

Form of Certificate of Designations

[See attached.]

FORM OF

CERTIFICATE OF DESIGNATIONS,

PREFERENCES, RIGHTS AND LIMITATIONS

OF

7.00% SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK

OF

NRC GROUP HOLDINGS CORP.

(formerly known as Hennessy Capital Acquisition Corp. III)

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

NRC GROUP HOLDINGS CORP. (formerly known as Hennessy Capital Acquisition Corp. III), a Delaware corporation (the “Corporation”), certifies that pursuant to the authority contained in Article IV of its Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of the Corporation has adopted the following resolution on [______], 2018, creating a series of preferred stock, par value $0.0001 per share, of the Corporation designated as 7.00% Series A Convertible Cumulative Preferred Stock, which resolution remains in full force and effect on the date hereof:

RESOLVED, that a series of preferred stock, par value $0.0001 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof are as follows:

1)           Designation and Amount; Ranking.

(a)       There shall be created from the 5,000,000 shares of preferred stock, par value $0.0001 per share, of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as “7.00% Series A Convertible Cumulative Preferred Stock”, par value $0.0001 per share (the “Preferred Stock”), and the authorized number of shares of Preferred Stock shall be [_____].1 Shares of Preferred Stock that are purchased or otherwise acquired by the Corporation, or that are converted into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock.

(b)       The Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; and (iii) junior to all Senior Stock, in each case as provided more fully herein.

2)            Definitions. As used herein, the following terms shall have the following meanings:

(a)       “Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends, whether or not declared, on such share from the Issue Date until the most recent Dividend Payment Date on or prior to such date. There shall be no Accumulated Dividends with respect to any share of Preferred Stock prior to the Issue Date. For the avoidance of doubt, dividends that have been paid in Preferred Stock or Common Stock shall not be included in Accumulated Dividends.

1 Note to Draft: Amount to be total Preferred Shares issued in the Preferred Offering.

(b)       “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 144 of the Securities Act.

(c)       “Agent Members” shall have the meaning specified in Section 15(a).

(d)       “Approved Stock Plan” shall mean any employee benefit plan which has been approved by the Board and the Corporation’s stockholders, pursuant to which the Corporation’s securities may be issued to any employee, officer, consultant or director for services provided to the Corporation or its Subsidiaries.

(e)       “Base Conversion Price” shall mean an amount equal to $12.50.

(f)       “Beneficial Ownership Limitation” shall mean, with respect to any Holder, 9.99% of the number of shares of Common Stock outstanding after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by such Holder.

(g)       “Bloomberg” shall mean Bloomberg Financial Markets.

(h)       “Board” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action, except that for purposes of the definition of “Fundamental Change,” the Board shall refer to the full Board of Directors of the Corporation.

(i)       “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(j)       “Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

(k)       “Certificated Notice of Conversion” shall have the meaning specified in Section 8(b)(ii)(A).

(l)       “close of business” shall mean 5:00 p.m. (New York City time).

(m)       “Closing Sale Price” of the Common Stock on any date shall mean the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) of the Common Stock on such date as reported on the NYSE American or, if the Common Stock is not listed on the NYSE American, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed, quoted or admitted for trading. In the absence of such a quotation, the Closing Sale Price shall be the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

(n)       “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Corporation, subject to Section 8(j).

(o)       “Conversion Agent” shall have the meaning set forth in Section 14(a).

(p)       “Conversion Cap” shall have the meaning set forth in Section 8(a).

(q)       “Conversion Date” shall have the meaning specified in Section 8(b).

(r)       “Conversion Instruction” shall have the meaning specified in Section 8(b)(i).

(s)       “Conversion Price” shall mean, at any time, the Liquidation Preference divided by the Conversion Rate in effect at such time.

(t)       “Conversion Rate” shall have the meaning specified in Section 8(a).

(u)       “Convertible Securities” shall mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock, including the Corporation’s warrants.

(v)       “Depositary” shall have the meaning specified in Section 15(a).

(w)       “Distributed Property” shall have the meaning specified in Section 8(e)(iii).

(x)       “Dividend Payment Date” shall mean [●], [●], [●] and [●] of each year, commencing on the first such date after the date of the first issuance of the Preferred Stock.

(y)       “Dividend Rate” shall mean the rate per annum of 7.00% per share of Preferred Stock on the Liquidation Preference.

(z)       “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the [●], [●], [●] or [●], as the case may be, immediately preceding such Dividend Payment Date.

(aa)     “Dividends” shall have the meaning specified in Section 3(a).

(bb)    “DTC” means The Depository Trust Corporation.

(cc)     “Effective Date” shall mean the date on which a Fundamental Change event occurs or becomes effective, except that, as used in Section 8(e), Effective Date shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or market, regular way, reflecting the relevant share split or share combination, as applicable.

(dd)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(ee)     “Excluded Securities” shall mean any Common Stock issued or issuable (i) in connection with any Approved Stock Plan; (ii) upon conversion or redemption of the Preferred Stock; (iii) upon exercise of any Options or Convertible Securities which are outstanding on the Issue Date; or (iv) shares issuable pursuant to the terms of Section 5.18 of that certain Purchase Agreement dated as of June 25, 2018, by and between JFL-NRC-SES Partners, LLC and Hennessy Capital Acquisition Corp. III; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed in any material respect on or after the Issue Date.

(ff)       “Ex-Date,” when used with respect to any issuance, dividend or distribution on the Common Stock, shall mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(gg)    “Final Mandatory Conversion Period” shall have the meaning specified in Section 9(c).

(hh)    “First Mandatory Conversion Period” shall have the meaning specified in Section 9(a).

(ii)       “First Mandatory Conversion Premium” shall have the meaning specified in Section 9(a).

(jj)       “Fundamental Change” shall be deemed to have occurred at any time after the Preferred Stock is originally issued if any of the following occurs:

(i)       a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than any of the Corporation or any of its Affiliates or Subsidiaries, and the employee benefit plans of the Corporation and its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power in the aggregate of all classes of Capital Stock then outstanding entitled to vote generally in elections of the Board;

(ii)       the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Corporation with any Person (other than any of the Corporation’s Subsidiaries) pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, including pursuant to a merger transaction, to any Person (other than one of the Corporation’s Subsidiaries); provided, however, that any merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation, and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity, shall not be a Fundamental Change;

(iii)       the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation;

(iv)       the Common Stock (or other Reference Property) ceases to be listed or quoted on any of the New York Stock Exchange, the NYSE American or The Nasdaq Stock Market (or any of their respective successors); or

(v)       the number of shares of the Common Stock (or other Reference Property) held by beneficial holders and holders of record who are not, either directly or indirectly, an executive officer or director of the Corporation, or the beneficial holder of more than 10% of the total shares of the Common Stock (or other Reference Property) outstanding is less than 50% of the number of shares of the Common Stock (or other Reference Property) that would be issued if all shares of the Preferred Stock were converted into shares of the Common Stock (or other Reference Property) in accordance with Section 8(a) (determined without regard to the Conversion Cap, the Beneficial Ownership Limitation or the Permitted Percentage Limitation);

provided, however, that a transaction or transactions described in clause (i) or (ii) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Corporation, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock and as a result of such transaction or transactions the Preferred Stock becomes convertible into such consideration pursuant to the terms hereof.

(kk)     “Fundamental Change Additional Shares” shall mean, in respect of a Fundamental Change, such number of shares as is set forth under the Acquisition Price Per Share applicable to such Fundamental Change, and beside the date indicating the last day of the 12-month period in which the Effective Date of such Fundamental Change occurred, on Annex A hereto.

(ll)       “Fundamental Change Notice” shall have the meaning specified in Section 5(a).

(mm)   “Global Preferred Share” shall have the meaning specified in Section 15(a).

(nn)    “Global Shares Legend” shall have the meaning specified in Section 15(a).

(oo)    “Holder” or “holder” shall mean a holder of record of the Preferred Stock.

(pp)    Holder Stock Price” shall have the meaning specified in Section 5(b).

(qq)    “Issue Date” shall mean [●], 2018, the original date of issuance of the Preferred Stock.

(rr)      “Junior Stock” shall mean Common Stock and any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank junior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

(ss)     “Liquidation Preference” shall mean $100.00 per share of Preferred Stock.

(tt)      “Mandatory Conversion Date” shall have the meaning specified in Section 9(d).

(uu)    “Material Change” shall mean any change (i) expediting the commencement of the First Mandatory Conversion Period, the Second Mandatory Conversion Period or the Final Mandatory Conversion Period, (ii) reducing the First Mandatory Conversion Premium, the Second Mandatory Conversion Premium, the Dividend Rate or the Liquidation Preference, (iii) increasing the Base Conversion Price or (iv) any change that impairs the Seven-Year Holder Conversion Right.

(vv)    “Notice of Conversion” shall mean, as applicable, a Conversion Instruction or a Certificated Notice of Conversion.

(ww)   “NYSE American” shall mean the NYSE American (f/k/a NYSE MKT) market (or its successor).

(xx)      “Officer” shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

(yy)    “open of business” shall mean 9:00 a.m. (New York City time).

(zz)     “Options” shall mean any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(aaa)  “Outstanding” shall mean, when used with respect to Preferred Stock, as of any date of determination, all Preferred Stock theretofore authenticated and delivered under this Certificate of Designations, except shares of Preferred Stock as to which any property deliverable upon conversion thereof has been delivered and required to be cancelled pursuant to Sections 5, 8 or 9.

(bbb)  “Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights, and/or rights upon the liquidation, winding-up or dissolution of the Corporation and/or voting rights.

(ccc)  “Paying Agent” shall have the meaning set forth in Section 14(a).

(ddd)  “Permitted Percentage Limitation” shall mean, with respect to the Common Stock (or any other class or series of the Corporation’s capital stock), after giving effect to the issuance of shares of Common Stock (or any other class or series of the Corporation’s capital stock) issuable upon conversion of Preferred Stock held by any Holder, 24% of the number of shares of Common Stock (or any other class or series of the Corporation’s capital stock) issued and outstanding being beneficially owned by Non-U.S. Citizens (as defined in the Certificate of Incorporation) in the aggregate.

(eee) “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(fff)    “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock or the Preferred Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock or the Preferred Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock or the Preferred Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, statute, contract or otherwise).

(ggg)  “Reference Property” shall have the meaning specified in Section 8(j).

(hhh)  “Registrar” shall have the meaning set forth in Section 12.

(iii)      “Reorganization Event” shall have the meaning specified in Section 8(j).

(jjj)      “Required Holders” means any Holder that acquired the Preferred Stock on the Issue Date (solely for the purposes of this definition, treating any Holder and its Affiliates (or any other funds or accounts managed by the same investment manager) that are Holders as a singular Holder) that, as of any time, continues to own at least 14.99% of the shares of Preferred Stock originally issued.

(kkk)   “Resale Restriction Termination Date” shall have the meaning specified in Section 13(a).

(lll)      “Restricted Securities” shall have the meaning specified in Section 13(a).

(mmm) “Rule 144” shall mean Rule 144 as promulgated under the Securities Act.

(nnn)  “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(ooo)  “Second Mandatory Conversion Period” shall have the meaning specified in Section 9(b).

(ppp)  “Second Mandatory Conversion Premium” shall have the meaning specified in Section 9(b).

(qqq)  “Securities Act” shall mean the Securities Act of 1933, as amended.

(rrr)     “Senior Stock” shall mean any class of the Corporation’s Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights and/or rights upon the liquidation, winding-up or dissolution of the Corporation.

(sss)   “Seven-Year Holder Conversion Right” shall have the meaning specified in Section 8(a).

(ttt)     “Shareholder Approval” shall mean all approvals, if any, of the shareholders of the Corporation necessary for purposes of Section 713(a) of the NYSE American Company Guide or the terms hereof, including without limitation, to approve (i) the conversion of the Preferred Stock into shares of Common Stock, (ii) the voting rights of the Preferred Stock, and (iii) the payment of additional Preferred Stock or Common Stock as Dividends.

(uuu)  “Spin-Off” shall have the meaning specified in Section 8(e)(iii).

(vvv)  “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(www) “Trading Day” shall mean a day during which trading in the Common Stock generally occurs on the NYSE American or, if the Common Stock is not listed on the NYSE American, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or traded, Trading Day means a Business Day.

(xxx)    “Transfer Agent” shall have the meaning set forth in Section 12.

(yyy)  “Weighted Average Price” shall mean for any security as of any Trading Day, the per share volume-weighted average price for such security as displayed under the heading “Bloomberg VWAP” on Bloomberg page Ticker <HCAC> VWAP (or its equivalent successor if such page is not available) in respect of the period from 9:30:01 a.m. to 4:00:00 p.m., New York City time, on such Trading Day or, if no weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and a majority of the Holders. All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

3)       Dividends.

(a)       Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for payment, cumulative dividends at the Dividend Rate (“Dividends”). Dividends on the Preferred Stock shall be paid quarterly in arrears at the Dividend Rate in cash or, at the election of the Corporation, subject to receipt of any necessary Shareholder Approval (to the extent necessary), in Common Stock as provided pursuant to Section 4. For the avoidance of doubt, unless prohibited by applicable law, (i) the Board shall not fail to declare such Dividends on Preferred Stock and (ii) notwithstanding anything contained herein to the contrary, dividends on the Preferred Stock shall accrue for all fiscal periods during which the Preferred Stock is outstanding, regardless of whether the Corporation has earnings in any such period, whether there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Dividends shall be payable in arrears on each Dividend Payment Date to the holders of record of Preferred Stock as they appear on the Corporation’s stock register at the close of business on the relevant Dividend Record Date. Dividends payable for any period less than a full quarterly dividend period (based upon the number of days elapsed during such period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)       No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividend, upon all Outstanding shares of Preferred Stock.

(c)       No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Corporation or on behalf of the Corporation (except by (i) conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash solely in lieu of fractional shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock) and (ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority), unless all Accumulated Dividends (as of the date of such declaration, payment, redemption, purchase or acquisition) shall have been or contemporaneously are declared and paid in cash. Further, no dividends or other distributions (other than a dividend or distribution payable solely in shares of Junior Stock and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Junior Stock (except payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority) unless the payment of the dividend in respect of the Preferred Stock for the most recent dividend period ending on or prior to the date of such declaration or payment has been declared and paid in cash or declared and a sum of cash sufficient for the payment thereof has been set aside for such payment. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such Parity Stock bear to each other at the time of declaration.

(d)       Holders of shares of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends (it being understood that this Section 3(d) shall not limit the Corporation’s obligations pursuant to Section 3(a).

(e)       If any Dividend Payment Date falls on a day that is not a Business Day, the required payment will be on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate as the case may be, in respect of the delay.

(f)       The holders of shares of Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares in accordance with Sections 8 or 9 following such Dividend Record Date or the Corporation’s default in payment of the dividend due on such Dividend Payment Date. In the case of conversion of shares of Preferred Stock pursuant to Section 5 following the close of business on a Dividend Record Date but prior to the corresponding Dividend Payment Date, the holders of such shares shall not be entitled to receive the corresponding dividend payment following conversion (it being understood that the value thereof is included in the conversion terms set forth in Section 5).

(g)       Notwithstanding anything herein to the contrary, to the extent that any Holder’s right to participate in any Dividend would result in the Holder exceeding the Beneficial Ownership Limitation or the Permitted Percentage Limitation, then the rights appurtenant to such Dividend to which such Holder is entitled pursuant hereto shall be limited to the same extent provided in Section 11 hereof.

(h)       Except as provided in Section 8 the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Preferred Stock or for dividends on the shares of Common Stock issued upon conversion.

4)       Method of Payment of Dividends.

(a)       Subject to the restrictions set forth herein, the Corporation may elect to pay any dividend on the Preferred Stock: (i) in cash; (ii) by delivery of shares of Common Stock; or (iii) through any combination of cash and Common Stock.

(b)       If the Corporation elects to make a dividend payment, or any portion thereof, in shares of Common Stock, the number of shares deliverable shall be (i) the cash amount of such dividend payment that would apply if no payment were to be made in Common Stock, or such portion, divided by (ii) the product of (x) the Weighted Average Price of the Common Stock for each of the 10 consecutive Trading Days ending on the second Trading Day immediately preceding such Dividend Payment Date (as equitably adjusted by the Board to the extent necessary for any stock splits, combinations or like transactions); multiplied by (y) 0.95; provided, that at least 2 Trading Days prior to the beginning of the averaging period described in (ii)(x) above, the Corporation shall provide written notice of such election to the Holder.

(c)       The Corporation shall make each dividend payment on the Preferred Stock in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of the Common Stock (or any combination thereof) as set forth above. The Corporation shall give Holders notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in shares of the Common Stock no later than 12 Trading Days prior to the Dividend Payment Date for such dividend.

5)       Conversion Upon a Fundamental Change.

(a)       The Corporation must give notice (a “Fundamental Change Notice”) of each Fundamental Change to all Holders of the Preferred Stock no later than 10 Business Days prior to the anticipated Effective Date (determined in good faith by the Board) of the Fundamental Change or, if not practicable because the Corporation is unaware of the Fundamental Change, as soon as reasonably practicable but in any event no later than one (1) Business Day after the Corporation becomes aware of such Fundamental Change.

(b)       Within 15 days following the Effective Date of such Fundamental Change, each Outstanding share of the Preferred Stock shall (subject to the limitations set forth in Section 11), at the election of the Holder thereof pursuant to the delivery of a Notice of Conversion, be converted into a number of shares of Common Stock equal to (i) the greater of (A) the sum of the Conversion Rate on the Effective Date of such Fundamental Change plus the Fundamental Change Additional Shares and (B) the quotient of (x) the Liquidation Preference, divided by (y) the greater of (1) the applicable Holder Stock Price and (2) 66 2/3% of the Closing Sale Price of the Common Stock on the Issue Date (it being understood that for purposes of this Section 5(b) the Closing Sale Price shall be adjusted proportionally in the event of any stock split, stock dividend, issuance of rights, options or warrants or other event that would result in an adjustment to the Conversion Rate pursuant to Section 8(e)) plus (ii) the number of shares of the Common Stock that would be issued if any and all accumulated and unpaid dividends were paid in shares of the Common Stock in accordance with the terms hereof. Notwithstanding anything contained herein to the contrary, prior to the receipt of Shareholder Approval, shares of Preferred Stock shall not be convertible pursuant to this Section 5 in the aggregate into more than the Conversion Cap. As used herein, “Holder Stock Price” means (i) in the case of a Fundamental Change in which the Holders of Common Stock will receive only cash consideration, the price to be paid (or deemed paid) per share of Common Stock in such Fundamental Change transaction and (ii) in all other cases, the average Closing Sale Price of the Common Stock on the 10 consecutive Trading Days immediately preceding the Effective Date of the Fundamental Change.

(c)       The Fundamental Change Notice shall be given by first-class mail to each record holder of shares of Preferred Stock, at such Holder’s address as the same appears on the books of the Corporation. Each such notice shall state (i) the anticipated Effective Date and (ii) that dividends on the Preferred Stock to be converted will cease to accrue on the date immediately preceding the Effective Date of the Fundamental Change.

(d)       Whenever any provision of this Certificate of Designations requires the Corporation to calculate the Weighted Average Price or Closing Sale Price for purposes of a Fundamental Change over a span of multiple days, the Board shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when such Weighted Average Prices or Closing Sale Prices are to be calculated.

6)       Voting. The shares of Preferred Stock shall have no voting rights except as set forth in this Section 6 or otherwise required by Delaware law. So long as any shares of Preferred Stock remain Outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of (a) the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time, voting together as a single class with all series of Parity Stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of the Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting powers of the shares of Preferred Stock; provided, however, that so long as any shares of Preferred Stock remain Outstanding with the terms thereof materially unchanged, such amendment, alteration or repeal shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of Holders of the shares of Preferred Stock and, provided further, that any increase in the amount of authorized preferred stock (including, without limitation, additional Preferred Stock) or the creation or issuance of any additional shares of Preferred Stock or other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case of Parity Stock or Junior Stock, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of Holders of shares of Preferred Stock specified herein and (b) for so long as there is any Required Holder, the Required Holder(s), given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of the Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to effect a Material Change.

7)       Liquidation Rights.

(a)       In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders the Liquidation Preference plus all accumulated and unpaid dividends in respect of the Preferred Stock (whether or not declared) to the date fixed for liquidation, winding-up or dissolution in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, the Common Stock.

(b)       Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.

(c)       After the payment to the Holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 7, the Holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(d)       In the event the assets of the Corporation available for distribution to the Holders of shares of Preferred Stock and holders of shares of Parity Stock upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 7, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

8)       Conversion.

(a)       Each Holder of Preferred Stock shall have the right at any time, at its option, to convert, subject to the terms and provisions of this Section 8 and subject to the limitations set forth in Section 11, any or all of such Holder’s shares of Preferred Stock into Common Stock at a conversion rate equal to the quotient of (i) the Liquidation Preference; divided by (ii) the Base Conversion Price (subject to adjustment as provided in this Section 8, the “Conversion Rate”) per share of Preferred Stock. Notwithstanding the foregoing, but subject to the Conversion Cap, each Holder of Preferred Stock shall have the right (the “Seven-Year Holder Conversion Right”) at any time after the seven-year anniversary of the Issue Date, if the then-current Conversion Price exceeds the Weighted Average Price for the Common Stock during any 10 consecutive Trading Days, at its option by delivery of a Notice of Conversion in accordance with Section 8(b) below no later than 5 Business Days following such 10th consecutive Trading Day, to convert any or all of such Holder’s shares of Preferred Stock into, at the Corporation’s sole discretion, either Common Stock, cash or a combination of Common Stock and cash; provided, that the Corporation shall provide such converting Holder notice of its election within 2 Trading Days of receipt of the Notice of Conversion; provided further, that in the event the Corporation elects to issue Common Stock for all or a portion of such conversion, the “Conversion Rate” for such conversion (subject to the limitations set forth in Section 11) shall mean the quotient of the Liquidation Preference divided by the average Weighted Average Price for the Common Stock during the 20 consecutive Trading Days commencing on the Trading Day immediately following the Trading Day on which the Corporation provided such notice. If the Corporation does not elect a settlement method prior to the deadline set forth, the Corporation shall be deemed to have elected to settle the conversion entirely in Common Stock. Notwithstanding anything to the contrary herein, prior to the receipt of Shareholder Approval, shares of Preferred Stock shall not be converted pursuant to this Section 8 in the aggregate into more than 19.99% of the shares of Common Stock outstanding on the Issue Date (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) (such limitation, the “Conversion Cap”). Upon conversion of any share of Preferred Stock, the Corporation shall deliver to the converting Holder, in respect of each share of Preferred Stock being converted, a number of shares of Common Stock equal to the Conversion Rate, together with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10, on the second Business Day immediately following the relevant Conversion Date; provided, that upon any Holder’s election to convert any share or shares of Preferred Stock pursuant to the second sentence of this Section 8(a) the Corporation shall have the option to deliver the applicable conversion value (or any portion thereof) in cash in lieu of shares of Common Stock, after providing such Holder at least 2 Business Days’ prior written notice of its election pursuant to this proviso; provided further, that any such payment in cash in lieu of shares of Common Stock shall be made in an amount equal to the Liquidation Preference for every whole share of Preferred Stock so converted; provided further, that if the conversion value consists (x) solely of cash, then the Corporation shall deliver such cash payment to the Holder no later than 2 Trading Days from the receipt of the Notice of Conversion or (y) partially of cash, then the Corporation shall deliver such cash payment to the Holder simultaneously with the delivery of the Common Stock included in the conversion value.

(b)       Before any Holder shall be entitled to convert a share of Preferred Stock as set forth above, such Holder who:

(i)       holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program (a “Conversion Instruction”) and, if required, pay all transfer or similar taxes or duties, if any; or

(ii)       holds Preferred Stock in definitive, certificated form must:

(A)       manually sign and deliver an irrevocable notice to the office of the Conversion Agent as set forth in the Form of Certificated Notice of Conversion (or a facsimile thereof) in the form included in Exhibit A hereto (a “Certificated Notice of Conversion”) and state in writing therein the number of shares of Preferred Stock to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered and registered;

(B)       surrender such shares of Preferred Stock, at the office of the Conversion Agent;

(C)       if required, furnish appropriate endorsements and transfer documents; and

(D)       if required, pay all transfer or similar taxes or duties, if any.

The Conversion Agent shall notify the Corporation of any pending conversion pursuant to this Section 8 on the Conversion Date for such conversion. The date on which a Holder complies with the procedures in this clause (b) is the “Conversion Date.” If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock to be delivered upon conversion of such shares of Preferred Stock shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

(c)       With respect to any conversion of shares of Preferred Stock:

(i)       if there shall have been surrendered certificate or certificates, as the case may be, representing a greater number of shares of Preferred Stock than the number of shares of Preferred Stock to be converted, the Corporation shall execute and the Registrar shall countersign and deliver to such Holder or such Holder’s designee, at the expense of the Corporation, a new certificate or certificates, as the case may be, representing the number of shares of Preferred Stock that shall not have been converted; and

(ii)       if the shares of Preferred Stock converted are held in book-entry form through the facilities of the Depositary, promptly following the relevant Conversion Date, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the relevant Global Preferred Share.

(d)       Immediately prior to the close of business on the Conversion Date with respect to a conversion, a converting Holder of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Holder’s Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock, if any, shall not then be actually delivered to such Holder. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, shall terminate, excepting only the rights of holders thereof (i) pursuant to Section 3(f) and (ii) to (A) receive certificates for the number of whole shares of Common Stock, if any, into which such shares of Preferred Stock have been converted (with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10) and (B) exercise the rights to which they are thereafter entitled as holders of Common Stock, if any.

(e)       The Conversion Rate shall be adjusted, without duplication, upon the occurrence of any of the following events:

(i)       If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on all shares of its Common Stock, or if the Corporation effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be;
CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split or share combination, as the case may be;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be; and
OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 8(e)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 8(e)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii)       If the Corporation distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the announcement date of such distribution, to purchase or subscribe for shares of its Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;
OS 0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution.

Any increase made under this Section 8(e)(ii) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board determines not to make such distribution, to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate shall not be adjusted until the triggering events occur.

For purposes of this Section 8(e)(ii) in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

(iii)       If the Corporation distributes shares of its Capital Stock, evidences of its indebtedness or other assets, securities or property of the Corporation or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding (a) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 8(e)(i) or Section 8(e)(ii), (b) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to (or a cash amount paid pursuant to the last paragraph of) Section 8(e)(iv) and (c) Spin-Offs as to which the provisions set forth below in this Section 8(e)(iii) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets, securities or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;
SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and
FMV	=	the fair market value as of the Record Date for such distribution (as determined by the Board) of the Distributed Property with respect to each outstanding share of the Common Stock.

Any increase made under the portion of this Section 8(e)(iii) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board determines not to pay the distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing (but subject to the limitations set forth in Section 11), if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Preferred Stock shall receive, for each share of Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate (determined without regard to the Conversion Cap, Beneficial Ownership Limitation or the Permitted Percentage Limitation) in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 8(e)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting solely of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation where such Capital Stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;
CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;
FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and
MP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days following, and including, the Ex-Date of any Spin-Off, references within the portion of this Section 8(e)(iii) related to Spin-Offs to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant Conversion Date.

(iv)       If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, excluding any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its Subsidiaries, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;
SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and
C	=	the amount in cash per share of Common Stock the Corporation distributes to all or substantially all holders of its Common Stock.

Any increase pursuant to this Section 8(e)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board determines not to pay or make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0“ (as defined above), in lieu of the foregoing increase, each Holder of Preferred Stock shall receive, for each share of Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution (determined without regard to the Conversion Cap, Beneficial Ownership Limitation or the Permitted Percentage Limitation).

(v)       If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
CR1	=	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP1	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 8(e)(v) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date that any such tender or exchange offer expires, references within this Section 8(e)(v) to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date.

In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(vi)       All calculations and other determinations under this Section 8(e) shall be made by the Corporation and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything herein to the contrary, no adjustment under this Section 8(e) shall be made to the Conversion Rate unless such adjustment would result in a change of at least 1% in the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a change of at least 1% in such Conversion Rate; provided, however, that the Corporation shall make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) on December 31 of each calendar year, (b) on the Conversion Date for any conversions of Preferred Stock, (c) upon the occurrence of a Fundamental Change and (d) in the event that the Corporation exercises its mandatory conversion right pursuant to Section 9. No adjustment to the Conversion Rate shall be made if it results in a Conversion Price that is less than the par value (if any) of the Common Stock.

(vii)       In addition to those adjustments required by clauses (i), (ii), (iii), (iv) and (v) of this Section 8(e) and to the extent permitted by applicable law and subject to the applicable rules of the NYSE American, the Corporation may from time to time increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law if the increase is irrevocable during that period and the Board determines that such increase would be in the Corporation’s best interest. In addition, the Corporation may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to any of the preceding two sentences, the Corporation shall mail to the Holder of each share of Preferred Stock at its last address appearing on the stock register of the Corporation a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(viii)       For purposes of this Section 8(e) the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation so long as the Corporation does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(f)       Notwithstanding anything to the contrary in Section 8(e), no adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 8(e)(i) through Section 8(e)(iv) if the Corporation makes provision for each Holder of the Preferred Stock to participate in such transaction, at the same time as holders of the Common Stock, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date or Effective Date, as the case may be, for such transaction, multiplied by the number of shares of Preferred Stock held by such Holder (determined without regard to the Conversion Cap, the Beneficial Ownership Limitation or the Permitted Percentage Limitation). No adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 8(e)(v) if the Corporation makes provision for each Holder of the Preferred Stock to participate in such transaction, at the same time as holders of the Common Stock as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date or Effective Date, as the case may be, for such transaction, multiplied by the number of shares of Preferred Stock held by such Holder (determined without regard to the Conversion Cap, the Beneficial Ownership Limitation or the Permitted Percentage Limitation).

(g)       Notwithstanding anything to the contrary herein, no adjustment to the Conversion Rate shall be made pursuant to this Section 8 in respect of the issuance of any Excluded Securities.

(h)       If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive an extraordinary dividend or other distribution, and shall thereafter (and before the extraordinary dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such extraordinary dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

(i)       Upon any increase in the Conversion Rate, the Corporation shall deliver to each Holder, as promptly as practicable, a certificate signed by an authorized officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased Conversion Rate then in effect following such adjustment.

(j)       In the case of:

(i)       any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)       any consolidation, merger or combination involving the Corporation,

(iii)       any sale, lease or other transfer to a third party of the consolidated assets of the Corporation and the Corporation’s Subsidiaries substantially as an entirety, or

(iv)       any statutory share exchange,

as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Preferred Stock shall be changed into a right to convert such share into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”). If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Corporation shall notify Holders of such weighted average as soon as practicable after such determination is made. None of the foregoing provisions shall affect the right of a Holder of Preferred Stock to convert its Preferred Stock into shares of Common Stock as set forth in Section 8(a) prior to the effective time of such Reorganization Event. Notwithstanding Section 8(e) no adjustment to the Conversion Rate shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Preferred Stock.

The Corporation shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 8. The provisions of this Section 8 shall apply to successive Reorganization Events.

In this Certificate of Designations, if the Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to the Common Stock are intended to refer to such Reference Property.

(k)       The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock a number of its authorized but unissued shares of Common Stock equal to the aggregate Liquidation Preference divided by the Conversion Price on the Issue Date, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all Outstanding shares of Preferred Stock or the payment or partial payment of dividends declared on Preferred Stock that are payable in Common Stock.

(l)       For the avoidance of doubt, the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Preferred Stock and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

(m)       Shares of Preferred Stock shall immediately and permanently cease to be subject to the Conversion Cap for purposes of this Section 8 and Sections 5 and 9 upon the receipt of Shareholder Approval. For the avoidance of doubt and notwithstanding anything in this Certificate of Designations to the contrary, the Conversion Cap shall not in any way limit the amounts to accrue or be paid as dividends. Shares of Preferred Stock not convertible as a result of the Conversion Cap shall remain Outstanding and shall become convertible by such Holder or another Holder to the extent the Conversion Cap no longer applies. Notwithstanding the foregoing, the Conversion Cap shall have no effect on any adjustment to the Conversion Rate pursuant to this Section 8.

(n)       Notwithstanding Sections 8(e)(ii) and 8(e)(iii), if the Corporation has a rights plan (including, without limitation, the distribution of rights pursuant thereto to all holders of the Common Stock) in effect while any shares of Preferred Stock remain Outstanding, Holders of Preferred Stock will receive, upon conversion of Preferred Stock, in addition to the Common Stock to which a Holder is entitled (subject to the limitations set forth in Section 11), a corresponding number of rights in accordance with the rights plan. If, prior to any conversion, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan so that Holders of Preferred Stock would not be entitled to receive any rights in respect of the Common Stock delivered upon conversion of Preferred Stock, the Conversion Rate will be adjusted at the time of separation, as if the Corporation had distributed to all holders of its Common Stock, shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in Section 8(e)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

9)       Mandatory Conversion.

(a)       During the period on or after the 3-year anniversary of the Issue Date but prior to the 5-year anniversary of the Issue Date (the “First Mandatory Conversion Period”), the Corporation shall have the right, at its option, to give notice of its election to cause all Outstanding shares of Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date (subject to the limitations set forth in Section 11), with cash in lieu of any fractional share pursuant to Section 10. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9(a) only if the Weighted Average Price of the Common Stock equals or exceeds 140% (such percentage, the “First Mandatory Conversion Premium”) of the then-current Conversion Price for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days, including the last Trading Day of such 30 Trading Day period, ending on, and including, the Trading Day immediately preceding the Business Day on which the Corporation issues a press release announcing the mandatory conversion as described in Section 9(d).

(b)       During the period on or after the 5-year anniversary of the Issue Date but prior to the 7-year anniversary of the Issue Date (the “Second Mandatory Conversion Period”), the Corporation shall have the right, at its option, to give notice of its election to cause all Outstanding shares of Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date (subject to the limitations set forth in Section 11), with cash in lieu of any fractional share pursuant to Section 10. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9 only if the Weighted Average Price of the Common Stock equals or exceeds 115% (such percentage, the “Second Mandatory Conversion Premium”) of the then-current Conversion Price for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days, including the last Trading Day of such 30 Trading Day period, ending on, and including, the Trading Day immediately preceding the Business Day on which the Corporation issues a press release announcing the mandatory conversion as described in Section 9(d).

(c)       On or after the 7-year anniversary of the Issue Date (the “Final Mandatory Conversion Period”), the Corporation shall have the right, at its option, to give notice of its election to cause all Outstanding shares of Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date (subject to the limitations set forth in Section 11), with cash in lieu of any fractional share pursuant to Section 10. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9(c) only if the Weighted Average Price of the Common Stock equals or exceeds the Conversion Price for at least 10 consecutive Trading Days, ending on, and including, the Trading Day immediately preceding the Business Day on which the Corporation issues a press release announcing the mandatory conversion as described in Section 9(d).

(d)       To exercise any mandatory conversion right described in Sections 9(a) through 9(c), the Corporation must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Corporation) prior to the open of business on the first Trading Day following any date on which the condition described in any of Sections 9(a) through 9(c) is met, announcing such a mandatory conversion. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders of the Preferred Stock (not later than 3 Business Days after the date of the press release) of the mandatory conversion announcing the Corporation’s intention to convert the Preferred Stock. The conversion date shall be a date selected by the Corporation (the “Mandatory Conversion Date”) and shall be no fewer than 15 Trading Days, nor more than 20 Trading Days, after the date on which the Corporation issues the press release described in this Section 9(d). Upon conversion of any Preferred Stock pursuant to this Section 9, the Corporation shall deliver to the applicable Holder the applicable number of shares of Common Stock, together with any applicable cash payment in lieu of any fractional share of Common Stock, on the 3rd Business Day immediately following the relevant Mandatory Conversion Date.

(e)       In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9 shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; and (iii) that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(f)       On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 9 and all rights of Holders of such Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10. The full amount of any dividend payment with respect to the Preferred Stock called for a mandatory conversion pursuant to Section 9 on a date during the period beginning at the close of business on any Dividend Record Date and ending on the close of business on the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the record holder of such share at the close of business on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 9, no payment or adjustment shall be made upon conversion of Preferred Stock for dividends with respect to the Common Stock issued upon such conversion thereof.

(g)       Notwithstanding anything to the contrary in this Section 9, prior to the receipt of Shareholder Approval, shares of Preferred Stock shall not be convertible pursuant to Sections 9(a), 9(b) or 9(c) in the aggregate into more than the Conversion Cap.

10)       No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be delivered upon conversion, whether voluntary or mandatory, of the Preferred Stock. Instead, the Corporation will make a cash payment to each Holder that would otherwise be entitled to a fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date; provided, however, that the Corporation may round such fractional share up to the next highest whole number of shares in lieu of making such cash payment.

11)       Beneficial Ownership Limitation; Permitted Percentage Limitation; Certain Other Transfer Restrictions.

(a)       Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, in each case to the extent that, after giving effect to such conversion, such Holder would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of this Section 11(a), beneficial ownership of a Holder shall be calculated in accordance with Section 16(a) and 16(b) of the Exchange Act and the rules and regulations promulgated thereunder for purposes of determining whether such Holder is subject to the reporting and liability provisions of Section 16(a) and 16(b) of the Exchange Act. For purposes of complying with this Section 11(a), the Corporation shall be entitled to conclusively rely on the information set forth in any Holder’s Notice of Conversion, and each Holder delivering a Notice of Conversion shall be deemed to represent to the Corporation that such Notice of Conversion does not violate the restrictions set forth in this paragraph, and the Corporation shall have no obligation to verify or confirm the accuracy of such representation. Upon the written or oral request of a Holder, the Corporation shall, within 2 Trading Days, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. By written notice to the Corporation, a Holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable solely to such Holder to any other percentage; provided that any such increase or decrease will not be effective until the 65th day after such notice is delivered to the Corporation. The express purpose of this Section 11 is to preclude any Holder’s ownership of any shares of Preferred Stock from causing such Holder to become subject to the reporting and liability provisions of Section 16(a) and 16(b) of the Exchange Act, including pursuant to Rule 16a-2 promulgated by the Commission, and this Section 11 shall be interpreted according to such express purpose. Solely for purposes of this Section 11(a) the term “Holder” shall include all persons whose beneficial ownership of the Common Stock is aggregated pursuant to Section 13(d)(3) of the Exchange Act or Rule 13d-5 thereunder.

(b)       Notwithstanding anything herein to the contrary, (i) the Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, in each case to the extent that, after giving effect to such conversion, the number of shares of Common Stock (or any other class or series of the Corporation’s capital stock) beneficially owned by Non-U.S. Citizens (as defined in the Certificate of Incorporation) in the aggregate would exceed the Permitted Percentage Limitation, and (ii) the Preferred Stock shall be subject to the limitations on Non-U.S. Citizen (as defined in the Certificate of Incorporation) ownership set forth in the U.S. Maritime Laws (as defined in the Certificate of Incorporation), and Article V (Compliance with U.S. Maritime Laws) of the Certificate of Incorporation shall be incorporated by reference herein, mutatis mutandis, and shall apply as if fully set forth herein, mutatis mutandis, to the ownership and transfer of Preferred Stock.

(c)        Notwithstanding anything herein to the contrary, no Preferred Stock may be owned by or transferred to any Holder or beneficial owner that is not a “United States person” within the meaning of Section 7701(a) (30) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and any transfer made or effected in violation of this Section 11(c) shall be void ab initio.

(d)       Notwithstanding anything contained herein to the contrary, prior to receipt of Shareholder Approval conversion of the Preferred Stock shall at all times be limited by the Conversion Cap.

12)       Transfer Agent and Registrar. The duly appointed transfer agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Preferred Stock shall be Continental Stock Transfer & Trust Company. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. For the avoidance of doubt, the Corporation shall notify the Registrar in writing upon the Corporation’s or any of its Affiliates’ purchases or sales of Preferred Stock.

13)       Certificates; Restrictions on Transfer.

(a)       If physical certificates are issued, then the Corporation shall, upon written request of a Holder, issue certificates in definitive form representing the shares of Preferred Stock held by such Holder. Every share of Preferred Stock that bears or is required under this Section 13(a) to bear the legend set forth in Section 13(b) (together with any Common Stock issued upon conversion of the Preferred Stock that is required to bear the legend set forth in Section 13(b), collectively “Restricted Securities”) shall be subject to the restrictions on transfer set forth in Section 11 and this Section 13(a) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Corporation, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 13(a) and in Section 13(b) the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the later of (i) the date on which such shares of Preferred Stock may be transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Corporation in writing with written notice thereof to the Transfer Agent), and (ii) such later date, if any, as may be required by applicable law (the “Resale Restriction Termination Date”), any certificate evidencing such Preferred Stock (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 13(b) if applicable) shall bear a legend in substantially the following form:

THIS SHARE OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF PREFERRED STOCK NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.	AGREES FOR THE BENEFIT OF NRC GROUP HOLDINGS CORP. (FORMERLY KNOWN AS HENNESSY CAPITAL ACQUISITION CORP. III) (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE (1) YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2) (D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

3.	ACKNOWLEDGES THAT NO PREFERRED STOCK MAY BE OWNED BY OR TRANSFERRED TO ANY HOLDER OR BENEFICIAL OWNER THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND ANY TRANSFER MADE OR EFFECTED IN VIOLATION OF THIS REQUIREMENT SHALL BE VOID AB INITIO.

No transfer of any Preferred Stock prior to the Resale Restriction Termination Date will be registered by the Registrar (and shall not be effective) unless the applicable box on the Form of Assignment and Transfer attached hereto as Exhibit B has been checked (it being understood that the checking of such box shall not substitute for satisfaction of any other applicable transfer restrictions).

Any share of Preferred Stock (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Preferred Stock for exchange to the Registrar, be exchanged for a new share or shares of Preferred Stock, of like aggregate number of shares of Preferred Stock, which shall not bear the restrictive legend required by this Section 13(a) and shall not be assigned a restricted CUSIP number.

(b)       Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of Preferred Stock shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of shares of Preferred Stock that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Corporation with written notice thereof to the Transfer Agent):

THIS SHARE OF COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.	AGREES FOR THE BENEFIT OF NRC GROUP HOLDINGS CORP. (FORMERLY KNOWN AS HENNESSY CAPITAL ACQUISITION CORP. III) (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE OF THE PREFERRED STOCK FROM WHICH THIS SHARE OF COMMON STOCK WAS CONVERTED, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 13(b). Until the Resale Restriction Termination Date, no transfer of any Common Stock issued upon conversion of Preferred Stock will be registered by the Registrar (and shall not be effective) unless the applicable box on the Form of Assignment and Transfer attached hereto as Exhibit B has been checked (it being understood that the checking of such box shall not substitute for satisfaction of any other applicable transfer restrictions).

(c)       The Preferred Stock shall initially be issued with a restricted CUSIP number.

14)       Paying Agent and Conversion Agent.

(a)       The Corporation shall maintain in the United States (i) an office or agency where Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where, in accordance with the terms hereof, Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent may act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any Holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such or the Corporation or any of its Affiliates shall act as Paying Agent, Registrar or Conversion Agent.

(b)       Payments due on the Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose. Payments of cash shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the Holder with, a bank located in New York City; provided that at the option of the Corporation, payment of cash dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Preferred Stock register.

15)       Form.

(a)       The Preferred Stock shall be issued in the form of one or more permanent global shares of Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend (the “Global Shares Legend”) as set forth on the form of Preferred Stock certificate attached hereto as Exhibit C (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made part of this Certificate of Designations. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided, that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for DTC (the “Depositary”), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

This Section 15(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 15(a) countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Certificate of Designations or the Certificate of Incorporation.

Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Preferred Stock, unless (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b)       Signature. Two Officers permitted by applicable law shall sign each Global Preferred Share for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigned such Global Preferred Share, such Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Preferred Stock.

16)       Other Provisions.

(a)       With respect to any notice to a Holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b)       Shares of Preferred Stock that have been issued and reacquired in any manner, including shares of Preferred Stock that are purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation; provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

(c)       The shares of Preferred Stock shall be issuable only in whole shares.

(d)       If any applicable law requires the deduction or withholding of any tax from any payment or deemed dividend to a Holder on its Preferred Stock, the Corporation or an applicable withholding agent may withhold such tax on cash dividends, shares of Preferred Stock, Common Stock or sale proceeds paid, subsequently paid or credited with respect to such Holder or his successors and assigns.

(e)       All notice periods referred to herein shall commence on the date of the mailing of the applicable notice that initiates such notice period. Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder.

(f)       To the extent lawful to do so, the Corporation shall provide the Holders prior written notice of any cash dividend or distribution to be made to the holders of Common Stock, with such notice to be made no later than the notice thereof provided to all holders of Common Stock of the Corporation.

(g)       Any payment required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(h)       Holders of Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Corporation.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of [______], 2018.

NRC GROUP HOLDINGS CORP.

By:
Name: [●]
Title: [●]

EXHIBIT A

[FORM OF NOTICE OF CONVERSION]

Exh A-1

EXHIBIT B

[FORM OF ASSIGNMENT AND TRANSFER]

Exh B-1

EXHIBIT C

[FORM OF PREFERRED STOCK CERTIFICATE]

Exh C-1

SCHEDULE A

SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

ANNEX A

FUNDAMENTAL CHANGE ADDITIONAL SHARES